UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 5, 2016

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

Delaware	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

26 West Dry Creek Circle, Suite 400, Littleton, CO		80120
(Address of principal executive offices)		(Zip Code)

(406) 373-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 5, 2016, Stillwater Mining Company (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”).  Based on the certification of the voting results by the independent inspector of elections, at the Annual Meeting the Company’s shareholders elected the following seven nominees as directors for terms expiring at the Company’s 2017 Annual Meeting of Shareholders:  George M. Bee, Michael McMullen, Patrice E. Merrin, Lawrence Peter O’Hagan, Michael S. Parrett, Brian Schweitzer, and Gary A. Sugar.  The complete final tabulation of voting results for the election of directors is set forth below.

Board of Directors Nominees:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
George M. Bee	87,052,505	1,487,620	1,262,983	8,371,470
Michael McMullen	86,351,629	3,005,974	445,505	8,371,470
Patrice E. Merrin	86,903,219	1,642,108	1,257,781	8,371,470
Lawrence Peter O’Hagan	86,665,524	1,688,615	1,488,969	8,371,470
Michael S. Parrett	87,604,755	1,481,583	716,770	8,371,470
Brian Schweitzer	85,750,816	3,649,882	402,410	8,371,470
Gary A. Sugar	87,740,971	1,489,687	572,450	8,371,470

The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered accounting firm for 2016 by the votes indicated:

Votes For	Votes Against	Abstentions	Broker Non-Votes
94,932,424	2,909,501	332,653	0

The Company’s shareholders approved, by a non-binding advisory vote, the proposal regarding the compensation of the Company’s named executive officers by the votes indicated:

Votes For	Votes Against	Abstentions	Broker Non-Votes
88,318,000	1,109,136	375,972	8,371,470

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2016	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary